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                                                                    EXHIBIT 10.8




                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT ("Agreement"), effective as of October 10, 1997, (the "Effective Date") by and between Merchants Bancshares, Inc., a Texas corporation (the "Company"), and Donald R. Harding (the "Executive"), evidences that;

         WHEREAS, the Executive is a senior executive of the Company and/or one or more of the Company's direct or indirect subsidiaries (hereinafter individually referred to as a "Subsidiary" and collectively as the "Subsidiaries") and has made and/or is expected to make or continue to make significant contributions to the profitability, growth and financial strength of the Company and/or the Subsidiaries;

         WHEREAS, the Company desires to assure itself and the Subsidiaries of both present and future continuity of management in the event of a Change in Control (as defined hereafter) and desires to establish certain minimum compensation rights with respect to the key senior executives of the Company and/or the Subsidiaries, including the Executive, applicable in the event of a Change in Control;

         WHEREAS, the Company wishes to ensure that the senior executives of the Company and/or the Subsidiaries are not practically disabled from discharging their duties upon a Change in Control;

         WHEREAS, this Agreement is not intended to alter materially the compensation and benefits which the Executive could reasonably expect to receive from the Company and/or the Subsidiaries absent a Change in Control; and

         WHEREAS, the Executive is willing to render services to the Company and/or the Subsidiaries on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, the Company and the Executive agree as follows:

         1.      Operation of Agreement:

                 (a) Sections 1 and 7 through 20 of this Agreement shall be effective and binding as of the Effective Date, but, anything in this Agreement to the contrary notwithstanding, Sections 2, 3, 4, 5 and 6 of this Agreement shall not be effective and binding unless and until there shall have occurred a Change in Control. For purposes of this Agreement, a "Change in Control" will be deemed to have occurred if at any time during the Term (as hereinafter defined) any of the following events shall occur:

                          (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal entity, and as a result



DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 1
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                                  of such merger, consolidation or
                                  reorganization less than a majority of the combined voting power of the then outstanding securities of the Company or such corporation or other legal entity immediately after such transaction are held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such transaction and/or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other;

                          (ii) The Company sells (directly or indirectly) all or substantially all of its assets (including, without limitation, by means of the sale of the capital stock or assets of one or more Subsidiaries) to any other corporation or other legal entity, of which less than a majority of the combined voting power of the then outstanding voting securities (entitled to vote generally in the election of directors or persons performing similar functions on behalf of such other corporation or legal entity) of such other corporation or legal entity are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale and/or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other;

                          (iii) Any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") becomes (subsequent to the Effective Date) the beneficial owner (as the term "beneficial owner" is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
                                  Act) of securities representing twenty
                                  percent (20%) or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

                          (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K, Schedule 14A or
                                  Schedule 14C (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred;

                          (v)     If during any one (1) year period,
                                  individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 2
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                                  election by the Company's shareholders, of
                                  each director of the Company first elected during such period was approved by a vote of at least two-thirds of (i) the directors of the Company then still in office who were directors of the Company at the beginning of any such period or (ii) the directors of the Company whose nomination and/or election was approved by the directors referenced in clause (i) immediately preceding; or

                          (vi) The shareholders of the Company approve a plan contemplating the liquidation or dissolution of the Company.

                          Notwithstanding the foregoing provisions of
                          Subsection 1(a)(iii) or 1(a)(iv) hereof, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) a corporation or other legal entity in which the Company directly or indirectly beneficially owns 100% of the voting securities of such entity,
                          (iii) any employee stock ownership plan or any other employee benefit plan of the Company or any wholly-owned subsidiary of the Company or (iv) any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) who is the beneficial owner (as the term "beneficial owner" is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing twenty percent (20%) or more of the Voting Stock of the Company as of the Effective Date, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K,
                          Schedule 14A or Schedule 14C (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of twenty percent (20%) or otherwise, or because the Company reports that a change in control of the Company has occurred by reason of such beneficial ownership.

                 (b) Upon occurrence of a Change in Control at any time during the Term, Sections 2, 3, 4, 5 and 6 of this Agreement shall become immediately binding and effective.

                 (c) The period during which this Agreement shall be in effect (the "Term") shall commence as of the Effective Date and shall expire as of the later of
                          (i) the close of business on October 9, 1999 or (ii) the expiration of the Period of Employment (as hereinafter defined); provided, however, that (A) subject to Section 8 hereof, if, prior to a Change in Control, the Executive ceases for any reason to be an employee of the Company, thereupon the Term shall be deemed to





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 3
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                          have expired and this Agreement shall immediately
                          terminate and be of no further effect and (B) commencing on December 31, 1997 and the last day of each of the Company's fiscal years commencing thereafter, the Term of this Agreement shall automatically be extended for an additional year unless, not later than the immediately preceding June 30, the Company or the Executive shall have given notice that the Company or the Executive, as the case may be, does not wish to have the Term of this Agreement extended.

         2.      Employment; Period of Employment:

                 (a) Subject to the terms and conditions of this Agreement, upon the occurrence of a Change in Control, the Company shall continue the Executive in its employ and shall cause the Subsidiaries of which the Executive is an employee as of the date of a Change in Control to continue the Executive in their employ and the Executive shall remain in the employ of the Company and the applicable Subsidiaries (the "Applicable Subsidiaries") for the period set forth in Subsection 2(b) hereof (the "Period of Employment"), in the positions and with substantially the same duties and responsibilities that the Executive had immediately prior to the Change in Control, or to which the Company and the Executive may hereafter mutually agree in writing. Throughout the Period of Employment, the Executive shall devote substantially all of the Executive's time during normal business hours (subject to vacations, sick leave and other absences in accordance with the policies of the Company and the Applicable Subsidiaries as in effect for senior executives immediately prior to the Change in Control) to the business and affairs of the Company and the Applicable Subsidiaries, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods of time during normal business hours to (i) serving as a director, trustee or member of or participant in any organization or business so long as such activity would not constitute Competitive Activity (as hereinafter defined), (ii) engaging in charitable and community activities, or
                          (iii) managing the Executive's personal investments so long as such activity would not constitute Competitive Activity. For purposes of this Agreement, "Competitive Activity" is defined as directly or indirectly engaging in a business that is competitive with the business of the Company or any Applicable Subsidiary. "Competitive Activity" shall not include (i) the mere ownership of a de minimis amount of securities in any enterprise and the exercise of rights appurtenant thereto or (ii) participation in management of any such enterprise or business operation thereof other than in connection with the competitive operation of such enterprise.





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 4
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                 (b)      The Period of Employment shall commence on the date
                          on which a Change in Control occurs and, subject only to the provisions of Section 4 hereof, shall continue until the earlier of (i) the expiration of the second anniversary of the occurrence of the Change in Control or (ii) the Executive's death; provided, however, that commencing on each anniversary of the Change of Control, the Period of Employment shall automatically be extended for an additional one-year period unless, not later than ninety (90) calendar days prior to such anniversary date, the Company or the Executive shall have given notice that the Company or the Executive, as the case may be, does not wish to have the Term extended.

         3.      Compensation During Period of Employment:

                 (a) During the Period of Employment, the Company covenants that the Executive shall receive from the Company and/or the Applicable Subsidiaries (i) annual base salary at a rate not less than the Executive's annual fixed or base compensation from the Company and the Applicable Subsidiaries (including, without limitation, director's fees and advisory director's fees) prior to the Change of Control or such higher rate as may be determined from time to time by the Board of Directors of the Company (the "Board") or the Compensation Committee thereof (the "Committee") (which base salary at such rate is herein referred to as "Base Pay") and (ii) an annual amount equal to not less than the highest aggregate annual bonus, incentive or other payments of cash compensation paid to the Executive by the Company and the Applicable Subsidiaries in addition to the amounts referred to in clause (i) above made or to be made in or with respect to any calendar year during the three calendar years immediately preceding the year in which the Change in Control occurred pursuant to any bonus, incentive, profit-sharing, performance, discretionary pay or similar policy, plan, program or arrangement of the Company and the Applicable Subsidiaries ("Incentive Pay") which contemplates cash payments other than Employee Benefits (as hereinafter defined); provided, however, that nothing herein shall preclude a change in the mix between Base Pay and Incentive Pay so long as the aggregate cash compensation received by the Executive in any one (1) calendar year is not reduced in connection therewith or as a result thereof and, provided further, however, that in no event shall any increase in the Executive's aggregate cash compensation or any portion thereof in any way diminish any other obligation of the Company under this Agreement. The Executive's Base Pay shall be payable monthly. The Executive's Incentive Pay shall be paid annually as soon as reasonably practicable following determination of the amount payable but in no event later than the date which is ninety (90) days following





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 5
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                          the last day of the fiscal year during which such
                          Incentive Pay is deemed earned.

                 (b) For the Executive's service pursuant to Subsection 2(a) hereof, during the Period of Employment the Executive shall, if and on the same basis as the Executive participated therein immediately prior to the Change in Control, be a full participant in, and shall be entitled to the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which senior executives of the Company and/or the Applicable Subsidiaries participate generally, including without limitation any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement or other retirement income or welfare benefit, deferred compensation, incentive compensation, group and/or executive life, accident, health, dental, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company or any Applicable Subsidiary), disability, salary continuation, expense reimbursement and other employee benefit policies, plans, programs or arrangements that may exist immediately prior to the Change in Control or any equivalent successor policies, plans, programs or arrangements that may be adopted thereafter by the Company or any Applicable Subsidiary (collectively, "Employee Benefits"); provided, however, that the Executive's rights thereunder shall be governed by the terms thereof and shall not be enlarged hereunder or otherwise affected hereby. Subject to the proviso in the immediately preceding sentence, if and to the extent such perquisites, benefits or service credit for benefits are not payable or provided under any such policy, plan, program or arrangement as a result of the amendment or termination thereof subsequent to a Change in Control, then the Company shall itself pay or provide such Employee Benefits. Nothing in this Agreement shall preclude improvement or enhancement of any such Employee Benefits, provided that no such improvement shall in any way diminish any other obligation of the Company under this Agreement.

                 (c) The Company has determined that the amounts payable pursuant to this Section 3 constitute reasonable compensation. Accordingly, anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under Subsections 3(c), (d), (e) and (f)) (a "Payment") is subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 6
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                          excise tax (such excise tax, together with any such
                          interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to the Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                 (d) Subject to the provisions of Subsection 3(e), all determinations required to be made regarding whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination shall be made by the Company's public accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive as soon as possible following a request made by the Executive or the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding
                          upon the Company and the Executive.   As a result of
                          the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Subsection 3(e) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 7
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                 (e)      The Executive shall notify the Company in writing of
                          any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten
                          (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                          (i) give the Company any information reasonably requested by the Company relating to such claim,

                          (ii)    take such action in connection with
                                  contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                          (iii) cooperate with the Company in good faith to effectively contest such claim, and

                          (iv) permit the Company to participate in any proceedings relating to such claim;

                          provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Subsection 3(e), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, that if the Company





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 8
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                          directs the Executive to pay such claim and sue for a
                          refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                 (f) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Subsection 3(e), the Executive becomes entitled to receive, and receives, any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Subsection 3(e)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of any amount advanced by the Company pursuant to Subsection 3(e), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                 (g) The Executive shall be entitled throughout the Term and thereafter to indemnification by the Company in respect of any actions or omissions as an employee, officer or director of the Company (or any successor pursuant to Section 10) or of any Subsidiary or affiliate of the Company in the manner set forth in that certain Indemnification Agreement, of even date, by and between the Company and the Executive.





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 9

         4.      Termination Following a Change in Control:

                 (a) In the event of the occurrence of a Change in Control, this Agreement may be terminated by the Company during the Period of Employment only upon the occurrence of one or more of the following events:

                          (i) If the Executive is unable to perform the essential functions of the Executive's job (with or without reasonable accommodation) because the Executive has become permanently disabled within the meaning of, and actually begins to receive disability benefits pursuant to, a long-term disability plan maintained by or on behalf of the Company or any Applicable Subsidiary for senior executives generally or, if applicable, employees of the Company or any Applicable Subsidiary immediately prior to the Change in Control; or

                          (ii) For "Cause," which for purposes of this Agreement shall mean that, prior to any termination pursuant to Subsection 4(b) hereof, the Executive shall have committed:

                                  (A)      an intentional act of fraud,
                                           embezzlement or theft in connection
                                           with the Executive's duties or in
                                           the course of the Executive's
                                           employment with the Company or any
                                           Applicable Subsidiary;

                                  (B)      intentional wrongful damage to
                                           property of the Company or any
                                           Subsidiary;

                                  (C)      intentional wrongful disclosure of
                                           secret processes or confidential
                                           information of the Company or any
                                           Subsidiary; or

                                  (D)      intentional wrongful engagement in
                                           any Competitive Activity;

                 and any such act shall have been materially harmful to the Company or any Subsidiary. For purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company and the Subsidiaries or not opposed to the best interest of the Company and the Subsidiaries. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 10

                 Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Board then in office at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive has committed an act set forth above in this Subsection 4(a)(ii) and specifying the particulars thereof in detail. Nothing herein shall limit the right of the Executive or the Executive's beneficiaries to contest the validity or propriety of any such determination.

                 (b) In the event of the occurrence of a Change in Control, this Agreement may be terminated by the Executive during the Period of Employment with the right to benefits as provided in Section 5 hereof upon the occurrence of one or more of the following events:

                          (i) Any termination of the employment of the Executive by the Company or any Applicable Subsidiary for any reason other than for Cause or as a result of the death of the Executive or by reason of the Executive's disability and the actual receipt of disability benefits in accordance with Subsection 4(a)(i) hereof; or

                          (ii)    Termination by the Executive of the
                                  Executive's employment by the Company or any Applicable Subsidiary during the Period of Employment upon the occurrence of any of the following events:

                                  (A)      Failure to elect or reelect the
                                           Executive to the office(s) of the
                                           Company or any Applicable Subsidiary
                                           which the Executive held immediately
                                           prior to the Change in Control, or
                                           failure to elect or reelect the
                                           Executive as a director of the
                                           Company or any Applicable Subsidiary
                                           or the removal of the Executive as a
                                           director of the Company or any
                                           Applicable Subsidiary (or any
                                           successor thereto), if the Executive
                                           shall have been a director of the
                                           Company or such Applicable
                                           Subsidiary immediately prior to the
                                           Change in Control;

                                  (B)      A significant adverse change in the
                                           nature or scope of the authorities,
                                           powers, functions, responsibilities
                                           or duties attached to the
                                           position(s) with the Company or any
                                           Applicable Subsidiary which the
                                           Executive held immediately prior to
                                           the Change in Control, a reduction
                                           in the aggregate of the Executive's
                                           Base Pay and Incentive Pay received
                                           from the Company and/or the
                                           Applicable Subsidiaries, or the
                                           termination of the





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 11

                                           Executive's rights to any Employee
                                           Benefits to which the Executive was
                                           entitled immediately prior to the
                                           Change in Control or a reduction in
                                           scope or value thereof without the
                                           prior written consent of the
                                           Executive, any of which is not
                                           remedied within ten (10) calendar
                                           days after receipt by the Company of
                                           written notice from the Executive of
                                           such change, reduction or
                                           termination, as the case may be;

                                  (C)      A determination by the Executive
                                           made in good faith that, following
                                           the Change in Control, as a result
                                           of a change in circumstances
                                           significantly affecting the
                                           Executive's position(s) held with
                                           the Company and/or the Applicable
                                           Subsidiaries, including, without
                                           limitation, a change in the scope of
                                           the business or other activities for
                                           which the Executive was responsible
                                           immediately prior to the Change in
                                           Control, that the Executive has been
                                           rendered substantially unable to
                                           carry out, has been substantially
                                           hindered in the performance of, or
                                           has suffered a substantial reduction
                                           in any of the authorities, powers,
                                           functions, responsibilities or
                                           duties attached to the position(s)
                                           held with the Company and/or the
                                           Applicable Subsidiaries by the
                                           Executive immediately prior to the
                                           Change in Control, which situation
                                           is not remedied within ten (10)
                                           calendar days after written notice
                                           to the Company from the Executive of
                                           such determination;

                                  (D)      The liquidation, dissolution,
                                           merger, consolidation or
                                           reorganization of the Company or any
                                           Applicable Subsidiary or transfer of
                                           all or a significant portion of its
                                           business and/or assets, unless the
                                           successor (by liquidation, merger,
                                           consolidation, reorganization or
                                           otherwise) to which all or a
                                           significant portion of its business
                                           and/or assets have been transferred
                                           (directly or by operation of law)
                                           shall have assumed all duties and
                                           obligations of the Company under
                                           this Agreement pursuant to Section
                                           10 hereof;

                                  (E)      The Company or any Applicable
                                           Subsidiary shall require that the
                                           principal place of work of the
                                           Executive be changed to any location
                                           which is in excess of twenty-five
                                           (25) miles from the location thereof
                                           immediately prior to the Change of
                                           Control or to travel away from the
                                           Executive's office in the course of
                                           discharging the Executive's
                                           responsibilities or duties





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 12
                                           hereunder significantly more (in
                                           terms of either consecutive days or
                                           aggregate days in any calendar year)
                                           than was required of the Executive
                                           prior to the Change of Control
                                           without, in either case, the
                                           Executive's prior consent; or

                                  (F)      Any material breach of this
                                           Agreement by the Company or any
                                           successor thereto.

                 (c) A termination by the Company pursuant to Subsection 4(a) hereof or by the Executive pursuant to Subsection 4(b) hereof shall not affect any rights which the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company providing Employee Benefits, which rights shall be governed by the terms thereof. If this Agreement or the employment of the Executive is terminated under circumstances in which the Executive is not entitled to any payments under Sections 3 or 5 hereof, the Executive shall have no further obligation or liability to the Company hereunder with respect to the Executive's prior or any future employment by the Company or any Subsidiary.

         5.      Severance Compensation:

                 (a) If, following the occurrence of a Change in Control, the Company or any Subsidiary shall terminate the Executive's employment during the Period of Employment other than pursuant to Subsection 4(a) hereof, or if the Executive shall terminate the Executive's employment pursuant to Subsection 4(b) hereof, the Company shall pay to the Executive the amount specified in Subsection 5(a)(i) hereof within five (5) business days after the date (the "Termination Date") that the Executive's employment is terminated (the effective date of which shall be the date of termination, or such other date that may be specified by the Executive if the termination is pursuant to Subsection 4(b) hereof):

                          (i) In lieu of any further payments to the Executive for periods subsequent to the Termination Date, but without affecting the rights of the Executive referred to in Subsection 5(b) hereof, a lump sum payment (the "Severance Payment") in an amount equal to the present value (using a discount rate required to be utilized for purposes of computations under Section 280G of the Code or any successor provision thereto, or if no such rate is so required to be used, a rate equal to the then-applicable interest rate prescribed by the Pension Benefit Guaranty Corporation for benefit valuations in connection with non-multiemployer pension plan terminations





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 13
                                  assuming the immediate commencement of
                                  benefit payments (the "Discount Rate")) of the sum of (A) the aggregate Base Pay (at the highest rate in effect during the Term prior to the Termination Date) for each remaining year or fraction of the Period of Employment which the Executive would have received had such termination not occurred, plus (B) the aggregate Incentive Pay (based upon the greatest amount of Incentive Pay paid or payable to the Executive for any year during the Term but prior to the year in which the Termination Date occurs), which the Executive would have received pursuant to this Agreement during the remainder of the Period of Employment had the Executive's employment continued for the remainder of the Period of Employment.

                          (ii) The determination of whether any amount payable under Subsection 5(a)(i) is subject to the Excise Tax shall be governed by Subsections 3(c), (d), (e) and (f) of this Agreement. The costs of obtaining such determination shall be borne by the Company. Without limiting the generality of the foregoing, upon the Executive's termination of employment under the circumstances described in this Section 5, the Company shall (upon request of the Executive) pay over to the Executive all vested benefits to which the Executive is entitled under and in accordance with the terms of the employee savings, stock ownership, supplemental executive retirement and similar plans of the Company and the Applicable Subsidiaries in the event such payments are not otherwise made in accordance with the terms of such plans.

                          (iii)   For the remainder of the Period of
                                  Employment, the Company shall arrange to provide the Executive with Employee Benefits substantially similar to those which the Executive was receiving or entitled to receive immediately prior to the Termination Date (and if and to the extent that such benefits shall not or cannot be paid or provided under any policy, plan, program or arrangement of the Company and the





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 14

                                  Applicable Subsidiaries solely due to the fact that the Executive is no longer an officer or employee of the Company and/or the Applicable Subsidiaries, then the Company shall itself pay to the Executive and/or the Executive's dependents and beneficiaries, such Employee Benefits). Without limiting the generality of the foregoing, the remainder of the Period of Employment shall be considered service with the Company and the Applicable Subsidiaries for the purpose of service credits under the retirement income, supplemental executive retirement and other benefit plans of the Company and the Applicable Subsidiaries applicable to the Executive and/or the Executive's dependents and beneficiaries immediately prior to the Termination Date. Without otherwise limiting the purposes or effect of Section 6 hereof, Employee Benefits payable to the Executive pursuant to this Subsection 5(a)(iii) by reason of any "welfare benefit plan" of the Company and the Applicable Subsidiaries (as the term "welfare benefit plan" is defined in
                                  Section 3(1) of the Employee Retirement
                                  Income Security Act of 1974, as amended) shall be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during such period following the Executive's Termination Date until the expiration of the Period of Employment.

                 (b) Upon written notice given by the Executive to the Company prior to the receipt of any payment pursuant to Subsection 5(a) hereof, the Executive, at the Executive's sole option, without reduction to reflect the present value of such amounts as aforesaid, may elect to have all or any of the Severance Payment payable pursuant to Subsection 5(a)(i) hereof paid to the Executive on a quarterly or monthly basis during the remainder of the Period of Employment.

                 (c) There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment to or benefit (including Employee Benefits) of the Executive provided for in this Agreement.

                 (d) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment required to be made hereunder on a timely basis, the Company shall pay interest on the amount thereof at an annualized rate of interest equal to the then-applicable Discount Rate or, if lesser, the highest rate allowed by applicable usury laws.

         6. No Mitigation Obligation: The Company hereby acknowledges that it will be difficult, and may be impossible, for the Executive to find reasonably comparable employment following the Termination Date. Accordingly, the parties hereto expressly agree that the payment of the severance compensation by the Company to the Executive in accordance with the terms of this Agreement will be liquidated damages, and that the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise, except as expressly provided in Subsection 5(a)(iii) hereof.





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 15

         7.      Legal Fees and Expenses:

                 (a) It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of the Executive's rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Executive the benefits intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Company as hereafter provided, to represent the Executive in connection with the litigation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel (other than Winstead Sechrest & Minick P.C.), and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive as a result of the Company's failure to perform this Agreement or any provision thereof or as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.

                 (b) To ensure the benefits intended to be provided to the Executive under Subsection 7(a) hereof, the Company has established an irrevocable standby Letter of Credit in favor of the Executive and each other person who is named an Executive under similar agreements, drawn on Texas Commerce Bank (the "Letter of Credit") which provides for a credit amount of $250,000 being made available to the Executive against presentation at any time and from time to time of the Executive's clean sight drafts, accompanied by statements of the Executive's counsel for fees and expenses, in an aggregate amount not to exceed $250,000, unless a larger amount is previously authorized by two of the Chairman, President or Vice President of the Company, provided that no such person may act in two separate capacities or authorize a larger amount for himself.





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 16

         8. Employment Rights: Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Company or any Applicable Subsidiary (on the one hand) or the Executive (on the other hand) to have the Executive remain in the employment of the Company or any Applicable Subsidiary prior to any Change in Control; provided, however, that any termination of employment of the Executive or removal of the Executive as an Officer or director of the Company or any Applicable Subsidiary following the commencement of any discussion with a third person that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Executive after a Change in Control for purposes of this Agreement.

         9. Withholding of Taxes: The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

         10.     Successors and Binding Agreement:

                 (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, operation of law or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization, operation of law or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement). This Agreement shall not otherwise be assignable, transferable or delegable by the Company.

                 (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

                 (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Subsection 10(a) hereof. Without limiting the generality of the foregoing, the Executive's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Executive's will or by the laws of descent and distribution and, in the event of any attempted





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 17
                          assignment or transfer contrary to this Subsection 10(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

                 (d) The Company and the Executive recognize that each Party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of this Agreement.

         11.     Applicable Law.   THIS AGREEMENT WILL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES) AND THE LAWS OF THE UNITED STATES OF AMERICA AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN HARRIS COUNTY, TEXAS. COURTS WITHIN THE STATE OF TEXAS WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. VENUE IN ANY SUCH DISPUTE, WHETHER IN FEDERAL OR STATE COURT, WILL BE LAID IN HARRIS COUNTY, TEXAS. EACH OF THE PARTIES HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

         12. Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement will be in writing and will be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram or facsimile transmission addressed as follows:

      (a)    If to the Company:             Merchants Bancshares, Inc.
                                            5005 Woodway, Suite 300
                                            Houston, Texas  77056
                                            Facsimile No.:  (713) 622-8922





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 18
               with a copy (which will
               not constitute notice) to:   Winstead Sechrest & Minick P.C.
                                            5400 Renaissance Tower
                                            1201 Elm Street
                                            Dallas, Texas  75270
                                            Facsimile No.: (214) 745-5390
                                            Attn: Robert E. Crawford, Jr., Esq.

      (b)      If to the Executive:         Donald R. Harding
                                            5005 Woodway, Suite 300
                                            Houston, Texas  77056
                                            Facsimile No.: (713) 622-8922

Either party may designate by written notice a new address to which any notice, demand, request or communication may thereafter be given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above will be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the answer back being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation.

         13.     Gender.   Words of any gender used in this Agreement will be
held and construed to include any other gender, and words in the singular number will be held to include the plural, unless the context otherwise requires.

         14. Amendment. This Agreement may not be amended or supplemented except pursuant to a written instrument signed by the party against whom such amendment or supplement is to be enforced. Nothing contained in this Agreement will be deemed to create any agency, joint venture, partnership or similar relationship between the parties to this Agreement. Nothing contained in this Agreement will be deemed to authorize either party to this Agreement to bind or obligate the other party.

         15.     Counterparts.   This Agreement may be executed in multiple
counterparts, each of which will be deemed to be an original and all of which will be deemed to be a single agreement. This Agreement will be considered fully executed when all parties have executed an identical counterpart, notwithstanding that all signatures may not appear on the same counterpart.

         16. Severability. If any of the provisions of this Agreement are determined to be invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the remainder of this Agreement, but rather the entire Agreement will be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties will be construed and enforced accordingly. The parties acknowledge that if any provision of this Agreement is determined to be invalid or unenforceable, it is their desire and intention that such





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 19
provision be reformed and construed in such manner that it will, to the maximum extent practicable, be deemed to be valid and enforceable.

         17. Third Parties. Except as expressly set forth or referred to in this Agreement, nothing in this Agreement is intended or will be construed to confer upon or give to any party other than the parties to this Agreement and their successors and permitted assigns, if any, any rights or remedies under or by reason of this Agreement.

         18. Waiver. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise or the exercise of any other right.

         19. Prior Agreement. This Agreement is voluntarily entered into and upon the occurrence of a Change in Control will supersede and take the place of any prior change in control, severance or employment agreements between the parties hereto. The parties hereto expressly agree and hereby declare that any and all prior change in control, severance or employment agreements between the parties are terminated and of no force or effect.

         20. Indemnity. UNDER CERTAIN CIRCUMSTANCES, THIS AGREEMENT IMPOSES INDEMNIFICATION OBLIGATIONS ON THE PARTIES HERETO.



             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]





DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 20

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                                      COMPANY:

                                      MERCHANTS BANCSHARES, INC.



                                      By:
                                           -----------------------------
                                           Name:  J. W. Lander, III
                                           Title:  President


                                      EXECUTIVE:




                                      ----------------------------------
                                      Donald R. Harding






DONALD R. HARDING
EMPLOYMENT AGREEMENT - PAGE 21